Exhibit 32.1

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Kieran R. Mullins, certify that (i) Brighthouse Life Insurance Company of NY’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Brighthouse Life Insurance Company of NY.

Date:    March 24, 2017

/s/ Kieran R. Mullins
Kieran R. Mullins Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Brighthouse Life Insurance Company of NY and will be retained by Brighthouse Life Insurance Company of NY and furnished to the Securities and Exchange Commission or its staff upon request.